                                                                    EXHIBIT 11.1

                  CALCULATION OF PRO FORMA NET LOSS PER SHARE

                                                                 Three Months Ended      Three Months Ended
                                                Year Ended            March 31,              March 31,
                                                December 31,           1995(1)                1996(1)
                                                  1995(1)            (Unaudited)            (Unaudited)
                                                -----------      ------------------      ------------------

Weighted Average Common and Common
  Equivalent Shares:
      Series A Preferred Stock                    1,000,000             1,000,000              1,000,000
      Series B Preferred Stock                      159,722               159,722                159,722
      Series C Preferred Stock                    1,090,957             1,090,957              1,090,957
      Series D Preferred Stock                      846,099               811,152                919,863
      Series E Preferred Stock                    5,516,940             5,516,940              5,575,157
      Series F Preferred Stock                      118,174               118,174                118,174
      Common Stock                                1,656,988             1,656,969              1,657,555
      Common Stock Options                          507,685               507,685                507,685
      Warrants                                       26,812                26,812                 26,812
                                                -----------            ----------             ----------
                                                 10,923,377            10,888,411             11,055,925
                                                ===========            ==========             ==========

Net loss                                        ($3,396,000)            ($741,000)           ($6,519,000)
                                                ===========            ==========             ==========

Pro forma net loss per common and common
  equivalent share                                   ($0.31)               ($0.07)                ($0.59)
                                                ===========            ==========             ==========

(1) See Note 2 of Notes to the Company's Consolidated Financial Statements.